Exhibit 99.1

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports First Quarter 2016 Operating Results

NEW YORK, NY, May 4, 2016 - Urban Edge Properties (NYSE:UE) (the "Company") announced today its financial results for the three months ended March 31, 2016.

Highlights of the Quarter include:

•	Generated Recurring Funds from Operations of $32.4 million, or $0.31 per diluted share

•	Generated Funds from Operations ("FFO") of $33.5 million, or $0.32 per diluted share which includes $1.2 million of tenant bankruptcy settlement income

•
Net income attributable to common shareholders was $18.6 million, or $0.19 per diluted share. A reconciliation of net income attributable to common shareholders to FFO and the reconciling components to Recurring FFO are provided in the tables accompanying this press release

•
Same-property Net Operating Income (“NOI”) increased by 2.4% as compared to the first quarter of 2015 due to new rent commencements from higher occupancy and contractual rent increases. Same-property NOI excludes $1.2 million of tenant bankruptcy settlement income received during the quarter

•
Same-property NOI including properties in redevelopment increased by 1.8% for the first quarter of 2016 as compared to the first quarter in 2015. The expected loss of rents from former anchor tenants at Walnut Creek and Bruckner negatively impacted this result. New anchor tenants at Walnut Creek and Bruckner are expected to open in the fourth quarter of this year and the latter half of 2017, respectively. A reconciliation of income before income taxes to same-property NOI is provided in the tables accompanying this press release

•	Same-property retail portfolio occupancy increased by 50 basis points to 97.0% as compared to March 31, 2015 and decreased by 20 basis points as compared to December 31, 2015

•	Consolidated retail portfolio occupancy increased by 20 basis points to 96.0% as compared to March 31, 2015 and decreased by 20 basis points as compared to December 31, 2015

•
Executed new leases and renewals and exercised options totaling 168,000 square feet in 26 transactions. Same-space leases totaled 130,000 square feet at an average rental rate of $21.84 per square foot and an average rent spread of 22.0% from prior cash rents

Development, Redevelopment and Anchor Repositioning:
During the quarter, the Company completed the expansion of Home Depot in Freeport, NY and opened Panera Bread in East Hanover, NJ, for a total investment of $0.6 million. These two projects are expected to increase net operating income by $1.0 million annually upon stabilization, representing a 167% return on invested capital.

The Company commenced redevelopment on two projects during the quarter including recapturing a 38,900 square foot anchor box in Towson, MD and constructing a new building for Verizon in Turnersville, NJ. The Company expects to invest $9.1 million in these projects and generate a 13% incremental return.

As of March 31, 2016, the Company had approximately $131.0 million of active development, redevelopment and anchor repositioning projects underway of which $92.8 million remains to be funded. The Company expects to generate a 12% unleveraged return on these projects.

The Company continues to focus on its development and redevelopment pipeline, which includes an additional $172.0-$200.0 million of planned expansions and renovations expected to be completed over the next several years. The Company projects an unleveraged return of approximately 8% on these projects.

Balance Sheet Highlights:
At March 31, 2016:

•
Total market capitalization (including debt and equity) was approximately $4.0 billion comprised of 105.7 million shares of common shares outstanding (on a fully diluted basis) valued at $2.7 billion and $1.2 billion of debt

•	The ratio of net debt (net of cash) to total market capitalization was 27.1%

•
Net debt to annualized Adjusted Earnings before interest, tax, depreciation and amortization ("EBITDA") was 5.8x. A reconciliation of net income to EBITDA and Adjusted EBITDA are provided in the tables accompanying this press release

•	The Company had approximately $162.4 million of cash and cash equivalents and no amounts drawn on its $500.0 million revolving credit facility

Asset Disposition:
In March 2016, the Company executed a contract for the sale of a shopping center located in Waterbury, CT for $21.6 million, which is expected to be completed in the second quarter of 2016. This sale will be executed pursuant to a reverse Section 1031 exchange using the acquisition of the property in Queens, NY, completed in December 2015.

Non-GAAP Financial Measures
The Company believes FFO (combined with the primary GAAP presentations) is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. The National Association of Real Estate Investment Trusts ("NAREIT") stated in its April 2002 White Paper on FFO, "Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves." The Company also believes that Recurring FFO is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO, as defined by NAREIT and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company makes certain adjustments to FFO, which it refers to as Recurring FFO, to account for items it does not believe are representative of ongoing operating results, including transaction costs associated with acquisition and disposition activity and non-recurring revenue and expenses. The Company believes that financial analysts, investors and stockholders are better served by the presentation of comparable period operating results generated from its FFO and Recurring FFO measures. The Company's method of calculating FFO and Recurring FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company uses NOI, which is a non-GAAP financial measure, internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income.
In this release, the Company has provided NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared. Information on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when a property is considered to be a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan and is expected to have a significant impact on property operating income based on the retenanting that is occurring. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally the first full year in which the property is 90% leased. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided NOI on a same-property basis adjusted to include redevelopment properties. The Company calculates same-property NOI using operating income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.
EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs and as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA as opposed to income before income taxes in various ratios, provides a meaningful performance measure as it relates to the Company's ability to meet various coverage tests for the stated periods.
FFO, Recurring FFO, NOI, same-property NOI, EBITDA and Adjusted EBITDA are presented to assist investors in analyzing the Company’s operating performance. Neither FFO nor Recurring FFO (i) represents cash flow from operations as defined by GAAP, (ii) is indicative of cash available to fund all cash flow needs, including the ability to make distributions, (iii) is an alternative to cash flow as a measure of liquidity, or (iv) should be considered as an alternative to net income (which is determined in accordance with GAAP) for purposes of evaluating the Company’s operating performance. The Company believes net income attributable to common shareholders is the most directly comparable GAAP financial measure to FFO and Recurring FFO while income before income taxes is the most directly comparable GAAP financial measure to NOI and same-property NOI and net income (loss) is the most directly comparable GAAP financial measure to EBITDA and Adjusted EBITDA. Reconciliations of these measures to their respective comparable GAAP measures have been provided in the tables accompanying this press release.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 84 properties totaling 14.9 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline and the Company's ability to achieve the estimated unleveraged returns for such projects. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2015.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
ASSETS
Real estate, at cost:
Land	$382,513	$389,080
Buildings and improvements	1,613,510	1,630,539
Construction in progress	94,506	61,147
Furniture, fixtures and equipment	3,891	3,876
Total	2,094,420	2,084,642
Accumulated depreciation and amortization	(519,775)	(509,112)
Real estate, net	1,574,645	1,575,530
Cash and cash equivalents	162,354	168,983
Cash held in escrow and restricted cash	8,081	9,042
Tenant and other receivables, net of allowance for doubtful accounts of $2,061 and $1,926, respectively	9,306	10,364
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $181 and $148, respectively	89,046	88,778
Identified intangible assets, net of accumulated amortization of $22,781 and $22,090, respectively	33,262	33,953
Deferred leasing costs, net of accumulated amortization of $13,503 and $12,987, respectively	18,479	18,455
Deferred financing costs, net of accumulated amortization of $887 and $709, respectively	2,661	2,838
Prepaid expenses and other assets	10,160	10,988
Total assets	$1,907,994	$1,918,931

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,230,349	$1,233,983
Identified intangible liabilities, net of accumulated amortization of $67,117 and $65,220, respectively	152,958	154,855
Accounts payable and accrued expenses	39,508	45,331
Other liabilities	13,702	13,308
Total liabilities	1,436,517	1,447,477
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 99,381,500 and 99,290,952 shares issued and outstanding, respectively	994	993
Additional paid-in capital	476,227	475,369
Accumulated deficit	(39,638)	(38,442)
Noncontrolling interests:
Redeemable noncontrolling interests	33,541	33,177
Noncontrolling interest in consolidated subsidiaries	353	357
Total equity	471,477	471,454
Total liabilities and equity	$1,907,994	$1,918,931

URBAN EDGE PROPERTIES
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015
REVENUE
Property rentals	$58,929	$57,586
Tenant expense reimbursements	22,507	24,303
Management and development fees	455	535
Other income	1,177	1,359
Total revenue	83,068	83,783
EXPENSES
Depreciation and amortization	13,915	13,732
Real estate taxes	13,249	12,824
Property operating	12,859	16,523
General and administrative	6,720	12,326
Ground rent	2,538	2,514
Transaction costs	50	21,859
Provision for doubtful accounts	351	323
Total expenses	49,682	80,101
Operating income	33,386	3,682
Interest income	167	11
Interest and debt expense	(13,429)	(15,169)
Income (loss) before income taxes	20,124	(11,476)
Income tax expense	(336)	(541)
Net income (loss)	19,788	(12,017)
Less (net income) loss attributable to noncontrolling interests in:
Operating partnership	(1,154)	560
Consolidated subsidiaries	4	(6)
Net income (loss) attributable to common shareholders	$18,638	$(11,463)

Earnings (loss) per common share - Basic:	$0.19	$(0.12)
Earnings (loss) per common share - Diluted:	$0.19	$(0.12)
Weighted average shares outstanding - Basic	99,265	99,248
Weighted average shares outstanding - Diluted	99,363	99,248

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Recurring FFO

The following table reflects the reconciliation of FFO and Recurring FFO to net income attributable to common shareholders, the most directly comparable GAAP measure, for the three months ended March 31, 2016.

Three Months Ended March 31, 2016
(in thousands)
Net income attributable to common shareholders	$18,638
Adjustments:
Rental property depreciation and amortization	13,755
Limited partnership interests in operating partnership	1,154
FFO Applicable to diluted common shareholders	33,547
FFO per diluted common share(1)	0.32

Tenant bankruptcy settlement income	(1,150)
Transaction costs	50
Recurring FFO Applicable to diluted common shareholders	$32,447
Recurring FFO per diluted common share(1)	$0.31

Weighted average diluted common shares(1)	105,649
(1) Weighted average diluted shares used to calculate FFO per share and Recurring FFO per share for the period presented is higher than the GAAP weighted average diluted shares as a result of the dilutive impact of the 6.2 million Operating Partnership and LTIP units which are redeemable into our common shares. These redeemable units are not included in the weighted average diluted share count for the period presented for GAAP purposes because their inclusion is anti-dilutive.

FFO and Recurring FFO are non-GAAP financial measures. The Company believes that FFO, as defined by NAREIT, is a widely used and appropriate supplemental measure of operating performance for REITs, and that it provides a relevant basis for comparison among REITs. The Company believes that Recurring FFO provides additional comparability between historical financial periods. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Income before Income Taxes to NOI and Same-Property NOI

The following table reflects the reconciliation of NOI and same-property NOI (with and without redevelopment) to income (loss) before income taxes, the most directly comparable GAAP measure, for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
(Amounts in thousands)	2016	2015
Income (loss) before income taxes	$20,124	$(11,476)
Interest income	(167)	(11)
Interest and debt expense	13,429	15,169
Operating income	33,386	3,682
Depreciation and amortization	13,915	13,732
General and administrative expense	6,720	12,326
Transaction costs	50	21,859
Subtotal	54,071	51,599
Less: non-cash rental income	(2,142)	(2,049)
Add: non-cash ground rent expense	331	349
NOI	52,260	49,899
Adjustments:
NOI related to properties being redeveloped	(3,974)	(4,139)
Tenant bankruptcy settlement income	(1,150)	(1,260)
Management and development fee income from non-owned properties	(455)	(535)
NOI related to properties acquired, disposed, or in foreclosure	(431)	(110)
Environmental remediation costs	—	1,379
Other	52	—
Subtotal adjustments	(5,958)	(4,665)
Same-property NOI	$46,302	$45,234
Adjustments:
NOI related to properties being redeveloped	3,974	4,139
Same-property NOI including properties in redevelopment	$50,276	$49,373

NOI and same-property NOI are non-GAAP financial measures. The Company believes that same-property NOI is a widely used and appropriate supplemental measure of operating performance for comparison among REITs. Refer to “Non-GAAP Financial Measures” above.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
(Amounts in thousands)	2016	2015
Net income (loss)	$19,788	$(12,017)
Depreciation and amortization	13,915	13,732
Interest and debt expense	13,429	15,169
Income tax expense	336	541
EBITDA	47,468	17,425
Adjustments for Adjusted EBITDA:
Tenant bankruptcy settlement income	(1,150)	(1,260)
Transaction costs	50	21,859
One-time equity awards related to the spin-off	—	7,143
Environmental remediation costs	—	1,379
Adjusted EBITDA	$46,368	$46,546

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” above.